UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K/A

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): July 2010

PSI CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Nevada

(State or Other Jurisdiction of Incorporation)

000-20317

(Commission File Number)

88-270266

(IRS Employer Identification No.)

7222 Commerce Center Drive, Suite 210

Colorado Springs, Colorado, 80919

(Address of principal executive offices)

(914) 371-2441

(Issuer’s telephone number)

_______

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 4 - Matters Related to Accountants and Financial Statements

Item 4.02 Non-Reliance of Previously Issued Financial Statements or Related Audit Report or Completed Interim Review

On June 30, 2010, David Foni resigned as our Chief Executive Officer and a director. Following Mr. Foni’s resignation, Eric Kash, our Chief Financial Officer and new Chief Executive Officer, retained John Miller of Bristol Services, a consultant with significant SEC accounting experience, to assist us with preparing our financial statements for the fiscal period ended July 31, 2010. Upon a review of our books and records and a comprehensive forensic audit, it was determined that an aggregate of $1,030,548 of accounts payable were overstated. Individually, all such accounts payable were immaterial as related to the quarterly filings to which they were booked. Mr. Kash, with the assistance of Bristol Services, was able to create a comprehensive list detailing the explanation for each write-off.

On August 12, 2010, we filed a Current Report on Form 8-K stating that we believed previously filed reports contained errors due to an overstatement of liabilities, but that we did not intend to file restated financial statements. Following subsequent discussions of these items with our independent auditors, we have determined that no financial statement restatement should be made. Our annual audited financial statements for the fiscal year end October 31, 2010 will reflect our accounts payable liability following the adjustments discussed above.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PSI CORPORATION

Dated: November 24, 2010	By:	/s/ Eric Kash
	Name:	Eric Kash
	Title:	Chief Executive and Chief Financial Officer
(Principal Executive, Financial and Accounting Officer)